SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2022

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2022 (the “Closing Date”), ResMed Inc. (“ResMed”) entered into a certain Second Amended and Restated Credit Agreement, dated as of the Closing Date (the “Revolving Credit Agreement”), by and among ResMed, as borrower, each of the lenders identified therein, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, sole book runner, swing line lender and letter of credit issuer, Westpac Banking Corporation, as syndication agent and joint lead arranger, HSBC Bank Australia Limited, as syndication agent and joint lead arranger, HSBC Bank USA, National Association, as syndication agent and joint lead arranger, and Wells Fargo Bank, National Association, as documentation agent. The Revolving Credit Agreement, among other things, provides ResMed a senior unsecured revolving credit facility (the “Revolving Credit Facility”) in an aggregate amount of $1,500,000,000 USD or USD equivalents, with an uncommitted option to increase the Revolving Credit Facility by an additional amount equal to the greater of (x) $1,000,000,000 USD or USD equivalents, and (y) 1.00 times the EBITDA (as defined in the Revolving Credit Agreement) of ResMed and its subsidiaries on a consolidated basis for the trailing twelve-month measurement period. The Revolving Credit Facility amends and restates that certain Amended and Restated Credit Agreement, dated as of April 17, 2018, among ResMed, MUFG Union Bank, N.A., Westpac Banking Corporation and the lenders party thereto which provided ResMed with a senior unsecured revolving credit facility in an aggregate amount of $1,600,000,000 USD with an uncommitted option to increase such facility by an additional $300,000,000 USD.

ResMed’s obligations under the Revolving Credit Agreement are guaranteed by certain ResMed direct and indirect U.S. subsidiaries, including Brightree LLC, Brightree Home Health & Hospice LLC, Brightree Patient Collections LLC, ResMed Digital Health Inc., ResMed Motor Technologies Inc., MatrixCare, Inc., ResMed SAAS Holdings Inc., Reciprocal Labs Corporation, ResMed Operations Inc., HealthCareFirst Holding Company, HCF HoldCo Company, ResMed Corp., and HealthCareFirst, Inc. (collectively, the “Revolving Facility Guarantors”), pursuant to a second amended and restated unconditional guaranty, dated as of the Closing Date (the “Revolving Facility Guaranty”), and related documents.

The Revolving Credit Agreement terminates on June 29, 2027, when all unpaid principal and interest under the loans must be repaid. The outstanding principal amount due under the Revolving Credit Facility will bear interest at a rate equal to the Adjusted Term SOFR (as defined in the Revolving Credit Facility) plus 0.75% to 1.50% (depending on the then-applicable leverage ratio) or the Base Rate (as defined in the Revolving Credit Facility) plus 0.0% to 0.50% (depending on the then-applicable leverage ratio). An applicable commitment fee of 0.075% to 0.150% (depending on the then-applicable leverage ratio) applies on the unused portion of the Revolving Credit Facility. Proceeds of loans under the Revolving Credit Agreement will be used for general corporate purposes.

The Revolving Credit Agreement contains customary covenants, including a financial covenant which requires that ResMed maintain, on a consolidated basis, a maximum leverage ratio of funded debt to EBITDA (as defined in the Revolving Credit Agreement). The entire principal amount of the Revolving Credit Facility and any accrued but unpaid interest may be declared immediately due and payable if an event of default occurs, as defined in the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include failure to make payments when due, the occurrence of a default in the performance of any covenants in the Revolving Credit Agreement or related documents, or certain changes of control of ResMed, the Revolving Facility Guarantors, ResMed Pty Limited, ResMed Global Holdings Ltd and/or ResMed Holdings Pty Ltd.

Term Credit Agreement and Related Documents

On the Closing Date, ResMed Pty Limited, a company incorporated in the Commonwealth of Australia and a subsidiary of ResMed (“ResMed Pty”), entered into a Second Amendment to Syndicated Facility Agreement and First Amendment to Unconditional Guaranty Agreement, dated as of the Closing Date (the “Term Credit Agreement Amendment”), by and among ResMed Pty, as borrower, ResMed, the other parties party thereto, each of the lenders identified therein, and MUFG Union Bank, N.A., as administrative agent, which amends that certain Syndicated Facility Agreement by and among ResMed Pty, as borrower, the other parties party thereto, each of the lenders identified therein, MUFG Union Bank, N.A., as administrative agent, joint lead arranger and joint book runner, and Westpac Banking Corporation, as syndication agent, joint lead arranger and joint book runner, dated as of April 17, 2018 (the “Original Term Credit Agreement”, as amended by the “Term Credit Agreement Amendment”, the “Term Credit Agreement”). The Term Credit Agreement, among other things, provides ResMed Pty a senior unsecured term credit facility (the “Term Credit Facility”) in an aggregate amount of $200,000,000 USD.

ResMed Pty’s obligations under the Term Credit Agreement are guaranteed by ResMed and certain ResMed direct and indirect U.S. subsidiaries, including Brightree LLC, Brightree Home Health & Hospice LLC, Brightree Patient Collections LLC, ResMed Digital Health Inc., ResMed Motor Technologies Inc., MatrixCare, Inc., ResMed SAAS Holdings Inc., Reciprocal Labs Corporation, ResMed Operations Inc., HealthCareFirst Holding Company, HCF HoldCo Company, ResMed Corp., and HealthCareFirst, Inc. (collectively, the “Term Facility Guarantors”), under an unconditional guaranty, dated as of April 17, 2018 (the “Term Facility Guaranty”), as amended by the Term Credit Agreement Amendment.

The Term Credit Agreement terminates on June 29, 2027, when all unpaid principal and interest under the loans must be repaid. The Term Credit Facility will also amortize on a semi-annual basis, with a $5,000,000 USD principal payment required on each such semi-annual amortization date. The outstanding principal amount due under the Revolving Credit Facility will bear interest at a rate equal to the Adjusted Term SOFR (as defined in the Revolving Credit Facility) plus 0.75% to 1.50% (depending on the then-applicable leverage ratio) or the Base Rate (as defined in the Revolving Credit Facility) plus 0.0% to 0.50% (depending on the then-applicable leverage ratio). Proceeds of loans under the Term Credit Agreement will be used for general corporate purposes.

The Term Credit Agreement contains customary covenants, including a financial covenant which requires that ResMed maintain, on a consolidated basis, a maximum leverage ratio of funded debt to EBITDA (as defined in the Term Credit Agreement). The entire principal amount of the Term Credit Facility and any accrued but unpaid interest may be declared immediately due and payable if an event of default occurs, as defined in the Term Credit Agreement. Events of default under the Term Credit Agreement include failure to make payments when due, the occurrence of a default in the performance of any covenants in the Term Credit Agreement or related documents, or certain changes of control of ResMed Pty, the Term Facility Guarantors, ResMed Global Holdings Ltd and/or ResMed Holdings Pty Ltd.

The descriptions of the Revolving Credit Agreement, Revolving Facility Guaranty, the Term Credit Agreement Amendment, and the Term Facility Guaranty do not purport to be complete. Each is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, Revolving Facility Guaranty, the Term Credit Agreement Amendment, and the Term Facility Guaranty, respectively, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K, and each of which is incorporated here by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1*	Second Amended and Restated Credit Agreement dated as of June 29, 2022, by and among ResMed Inc., as borrower, MUFG Union Bank, N.A., as administrative agent, joint lead arranger, sole book runner, swing line lender and letter of credit issuer, Westpac Banking Corporation, as syndication agent and joint lead arranger, HSBC Bank Australia Limited, as syndication agent and joint lead arranger, HSBC Bank USA, National Association, as syndication agent and joint lead arranger, Wells Fargo Bank, National Association, as documentation agent, and each of the lenders identified therein.

10.2	Second Amended and Restated Unconditional Guaranty dated as of June 29, 2022, by each of the Revolving Facility Guarantors, in favor of MUFG Union Bank, N.A., in its capacity as administrative agent under the Revolving Credit Agreement.

10.3*	Second Amendment to Syndicated Facility Agreement and First Amendment to Unconditional Guaranty Agreement, dated as of June 29, 2022, by and among ResMed Pty Limited, as borrower, ResMed, Inc., the other parties party thereto, and MUFG Union Bank, N.A., as administrative agent.

10.4	Unconditional Guaranty dated as of April 17, 2018, by each of the guarantors identified on the Term Facility Guaranty’s signature pages as a guarantor, in favor of MUFG Union Bank, N.A., in its capacity as administrative agent under the Term Credit Agreement. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Report on Form 8-K filed on April 19, 2018).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. ResMed Inc. hereby undertakes to supplementally furnish copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that ResMed Inc. may request confidential treatment pursuant Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibits or schedules so furnished.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: June 30, 2022	RESMED INC.
(registrant)

	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary

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